Exhibit 99.1


                              SURRENDER AGREEMENT
                              -------------------

     SURRENDER AGREEMENT, made as of this 31st day of March, 2005, by and between 469 OWNERS LLC., having an office at c/o Sitt Asset Management, P.O. Box 2300, New York, NY 10116-2300 ("Landlord") and MANCHESTER TECHNOLOGIES, INC., having an office at 160 Oser Avenue, Hauppauge, NY 11788 ("Tenant").

                                  WITNESSETH:

     WHEREAS:

     A. Landlord (successor in interest to First Willow, LLC) and Tenant (formerly known as Manchester Equipment Company, Inc.) have heretofore entered into that certain lease dated June 23, 1997, as amended by Supplementary Agreement Fixing Term dated April 1, 1998 (collectively the "Lease") with respect to the entire rentable area of the fifth (5th) floor (the "Premises") in the building known as 469 Seventh Avenue, New York; New York;

     B. The term of the Lease by its terms shall expire on October 31, 2007; and

     C. Tenant desires to surrender the Lease to Landlord and Landlord is willing to accept such surrender in the manner and upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

     1. (a) Tenant hereby surrenders to Landlord as of the date hereof (the "Surrender Date"), the Lease and the term and estate thereby granted, together with the Premises thereby demised, to the intent and purpose that the estate of Tenant in and to the Premises shall be wholly extinguished and that the term of the Lease shall expire on the Surrender Date in the same manner and with the same effect as if such date was the date set forth in the Lease for the expiration of the term thereof; provided, however, the parties have agreed that Tenant's obligation to pay fixed rent and any additional rent or charges pursuant to the Lease (collectively, "Tenant's Rent") shall be deemed to have terminated and has been apportioned as of 11:59 p.m. on February 28, 2005 (the "Rent End Date") except that the following payments are apportioned as of a date following the Rent End Date: (i) payment of electric charges through the Surrender Date in the amount of $2,023.66, which shall be paid simultaneously herewith as an increase to the Surrender Amount, as defined in Paragraph 4 hereof, and (ii) payments made on account of real estate tax escalation under the Lease through June 30, 2005, which have been pre-paid by Tenant. Landlord acknowledges and confirms that Tenant has paid all of Tenant's Rent through the Rent End Date, except for the remaining outstanding balance of Tenant's Rent in the amount of $168.45 which shall be paid simultaneously herewith as an increase to the Surrender Amount. In addition, Landlord acknowledges and confirms that

                                       1

Tenant has paid fixed rent and operating expense escalation under the Lease for March 2005 in the amount of $29,869.52, which shall be netted from the Surrender Amount.

     (b) Landlord and Tenant agree that (i) Tenant has surrendered and Landlord has accepted the Premises in its "as is" condition on the date hereof, (ii) Tenant shall not be required to make any alterations, repairs or replacements in or to the Premises or the building in which the Premises are located and (iii) Tenant shall not be required to remove any installations, HVAC units, improvements, trade fixtures, alterations or changes which exist in the Premises or such building as of the Surrender Date, and (iv) Tenant shall abandon in place in the Premises the fixtures, furniture and equipment listed on the Inventory List annexed hereto as Exhibit A (the "Inventory"), and Tenant hereby warrants and represents that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in or to the Inventory and that same is and shall be abandoned without liens or encumbrances from any third parties. It is understood and agreed that, anything to the contrary contained in the Lease notwithstanding, Tenant shall be deemed to have complied with its surrender obligations pursuant to the Lease if Tenant shall deliver the Premises to Landlord in the condition required in this Paragraph 1.

     2. Tenant hereby represents and covenants that nothing has been or will be done or suffered by Tenant whereby the Lease, or the term or estate thereby granted or the Premises, or any part thereof, or any alterations, decorations, installations, additions and improvements in and to the Premises, or any part thereof, have been or will be encumbered in any way whatsoever, and that Tenant owns and will own the Lease and has and will have good right to surrender the same, and that no one has acquired or will acquire through or under Tenant any right, title or interest in or to the Premises, or any part thereof, or in or to said alterations, decorations, installations, additions and/or improvements or any part thereof, other than with respect to any subleases that shall have expired by their terms prior to the Surrender Date,

     3. Landlord shall accept such surrender as of the Surrender Date and in consideration of such surrender by Tenant and of the acceptance of such surrender by Landlord, Tenant and Landlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever and whenever arising under or in connection with the Lease, except that nothing herein contained shall be deemed to constitute a release or discharge: (a) of Tenant and Landlord with respect to claims for contribution or indemnification or both arising out of third-party claims against the other party, or (b) of either Tenant or Landlord with respect to their obligations pursuant to this Surrender Agreement.

     4. In consideration of the acceptance by Landlord of such surrender of the Lease and the Premises by Tenant, Tenant is simultaneously herewith making a surrender payment to Landlord in the amount of $325,000.00 in addition to the pre-paid payment of real estate tax escalation under the Lease as described in Paragraph 1(a) hereof (the "Surrender Amount"). After giving effect to the provisions of Paragraph 1(a) above, Tenant is simultaneously herewith making a final net payment to Landlord by certified or official bank check in the sum of $297,322.59. Concurrently with the payment by Tenant to Landlord of such final net amount, Landlord shall return to Tenant (thereby being deemed to have relinquished all

                                       2

right, title and interest with respect thereto) the original letter of credit being held by Landlord under Article 49 of the Lease (as the same may have been renewed, replaced, modified, amended and/or supplemented from time to time, the "Letter of Credit"), together with a letter from Landlord substantially in the form of Exhibit B annexed hereto.

     5. Tenant shall indemnify and hold Landlord harmless from any and all liability for real property transfer tax that may be due and owing to the City or State of New York as a result of the surrender of the Premises to Landlord pursuant to this Surrender Agreement. Tenant hereby irrevocably constitutes and appoints Landlord (and any partner or officer of Landlord) as Tenant's agent and attorney-in-fact (coupled with an interest) to execute and file such real property transfer tax returns as may be required by law.

     6. Landlord and Tenant represent and warrant to the other that neither has had any dealings or communications with any broker or agent in connection herewith other than Byrnam Wood LLC and Sitt Leasing LLC. Landlord and Tenant each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent claiming to have dealt with the indemnifying party with respect hereto. Tenant agrees to be responsible for any commission or fees due and owing to Byrnam Wood LLC and that the foregoing indemnity by Tenant of Landlord shall cover claims against Landlord by Byrnam Wood LLC. Landlord agrees to be responsible for any commission or fees due and owing to Sitt Leasing LLC and that the foregoing indemnity by Landlord of Tenant shall cover claims against Tenant by Sitt Leasing LLC.

     7. This Surrender Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     8. The covenants, agreements, terms, provisions and conditions contained in this Surrender Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each of Landlord and Tenant represents and warrants that it has the right, power and authority to execute and deliver this Surrender Agreement and to perform its respective obligations hereunder and that this Surrender Agreement is a valid and binding obligation of such party enforceable against such party in accordance with the terms hereof. Moreover, Landlord covenants, represents and warrants that Landlord shall obtain and shall deliver to Tenant the written consent to the termination of the Lease from the holder of the existing mortgage on the Building in effect on the Surrender Date. Landlord represents that no other consent to this transaction is required from any other entity having an interest in the Building.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     9. This Surrender Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Landlord and Tenant (including by facsimile transmission) shall bind Landlord and Tenant as if they had each executed the same counterpart. This Surrender Agreement shall be governed by and enforced in accordance with the laws of the State of New York. Landlord and Tenant, each upon request of the other, at any time and from time to time hereafter and without further consideration, shall execute, acknowledge and deliver to the other any instruments or documents, or take such further action, as shall be reasonably requested or as may be necessary to more effectively assure the surrender of the Premises, the termination of the Lease and the full benefits intended to be created by this Agreement. The provisions of this Surrender Agreement shall survive the Surrender Date.

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Surrender Agreement as of the day and year first above written.

                                        469 OWNERS LLC, Landlord


                                        By: /s/ Ralph Sitt
                                            -----------------------------------

                                        MANCHESTER TECHNOLOGIES, INC.,
                                        Tenant


                                        By: /s/ Seth Collins
                                            -----------------------------------
                                            Name:  Seth Collins
                                            Title: President

                                       4